Exhibit 3.41

(((H03000317595 3)))

ARTICLES OF INCORPORATION

OF

FLORIDA SERVICES CORPORATION

The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the “Corporation”) pursuant to the provisions of the Florida Business Corporation Act, as amended (hereinafter referred to as the “Act”), executes the following Articles of Incorporation.

ARTICLE I

Name

The name of the Corporation is Florida Services Corporation.

ARTICLE II

PRINCIPAL OFFICE

The principal office of the Corporation is located at the following address:

4555 Riverside Drive

Palm Beach Gardens, FL 33410

ARTICLE III

Nature of Business

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE IV

Existence

The Corporation shall have perpetual existence.

ARTICLE V

Shares

Section 5.1. Number. The total number of shares which the Corporation is authorized to issue is one thousand (1,000) shares.

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Section 5.2. Classes. There shall be one (1) class of shares of the Corporation, which class shall be designated as “Common Shares” and shall have the same rights, preferences, limitations and restrictions.

Section 5.3. Relative Rights, Preferences, Limitations and Restrictions of Shares. The Common Shares shall have all of the rights accorded to shares under the Act, including but not limited to voting rights and all rights to distribution of the net assets of the Corporation upon dissolution. The Board of Directors may create one or more series of Common Shares and may determine, in whole or in part, the preferences, limitations, restrictions and relative voting and other rights of any such series before the issuance of shares of that series, by amendment of these Articles of Incorporation in the manner provided in the Act.

Section 5.4. Voting Rights of Common Shares. Each holder of Common Shares shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

ARTICLE VI

Registered Office and Registered Agent

Section 6.1. Registered Office. The street address of the Corporation’s initial registered office is 4555 Riverside Drive, Palm Beach Gardens, FL 33410.

Section 6.2. Registered Agent. The name of the Corporation’s initial registered agent at such registered office is Edward G. Sabin.

ARTICLE VII

Incorporator

The name and address of the incorporator of the Corporation are:

Name	Address

Edward G. Sabin	4555 Riverside Drive
Palm Beach Gardens, FL 33410

ARTICLE VIII

Board of Directors

Section 8.1. Number. The total number of directors shall be that specified in or fixed in accordance with the bylaws. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall

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be fixed, the number of directors shall be three (3). The bylaws may provide for staggering the terms of directors by dividing the directors into two (2) or three (3) groups, as provided in the Act.

Section 8.2. Initial Board of Directors. The names and addresses of the initial director of the Corporation are:

Name	Address
Dane A. Miller, Ph.D.	P.O. Box 587, Warsaw, IN 46581-0587

Daniel P. Hann	P.O. Box 587, Warsaw, IN 46581-0587

Gregory D. Hartman	P.O. Box 587, Warsaw, IN 46581-0587

ARTICLE IX

Indemnification

Section 9.1. Rights of Indemnification and Advancement of Expenses. The Corporation shall indemnify every director made a party to a proceeding because such individual is or was a director, as a matter of right, against all liability incurred by such individual in connection with the proceeding; provided that it is determined in the specific case that indemnification of such individual is permissible in the circumstances because such individual has met the standard of conduct for indemnification specified in the Act. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director in connection with any such proceeding in advance of final disposition thereof in accordance with the procedure and subject to the conditions specified in the Act. The Corporation shall indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against expenses actually and reasonably incurred by the individual in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this Section. Upon demand by a director for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the director is entitled thereto in accordance with this Article and the procedures specified in the Act. Every individual who is or was an officer of the Corporation shall be indemnified, and shall be entitled to an advancement of expenses, to the same extent as if such individual is or was a director. The indemnification provided under the Article shall be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

Section 9.2. Other Rights Not Affected. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual

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who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to the directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 9.3. Definitions. For purposes of this Article:

(a)	The term “corporation” includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased on consummation of the transaction.

(b)	The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, white a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, Joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)	The term “expense” includes all direct and indirect costs (including without limitation counsel fees, retainers, court cost, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

(d)	The term “liability” includes the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

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(e)	The term “officer” means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is, or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity. An officer is considered to be serving an employee benefit plan at the Corporation’s request if that officer’s duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The term “officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.

(f)	The term “party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g)	The term “proceeding” includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

IN WITNESS WHEREOF, the undersigned incorporator designated in Article VII executes these Articles of Incorporation and hereby verifies subject to penalties of perjury that the facts contained herein are true.

Dated this 13th day of November, 2003.

/s/ Edward G. Sabin
Edward G. Sabin, Incorporator

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Certificate of Conversion

For

“Other Business Entity”

Into

Florida Limited Liability Company

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following “Other Business Entity” into a Florida Limited Liability Company in accordance with s.608.439, Florida Statutes.

1. The name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is:

Florida Services Corporation.

(Enter Name of Other Business Entity)

2. The “Other Business Entity” is a Corporation.

(Enter entity type. Example: corporation, limited partnership, sole proprietorship,

general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Florida

(Enter state, or if a non-U.S. entity, the name of the country)

on November 11, 2003.

(Enter date “Other Business Entity” was first organized, formed or incorporated)

3. If the jurisdiction of the “Other Business Entity” was changed, the state or country under the laws of which it is now organized, formed or incorporated:

.

4. The name of the Florida Limited Liability Company as set forth in the attached Articles of Organization:

Biomet Florida Services, LLC.

(Enter Name of Florida Limited Liability Company)

5. If not effective on the date of filing, enter the effective date: ___________________________.

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Organization, if an effective date is listed therein.)

Signed this 27th day of February 2008.

Signature of Authorized Person:	/s/ Bradley J. Tandy

Printed Name: Bradley J. Tandy Title: Assistant Secretary

Fees:

Certificate of Conversion: Fees for Florida Articles of Organization: Certified Copy: Certificate of Status:	$25.00 $125.00 $30.00 (Optional) $5.00 (Optional)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

Biomet Florida Services, LLC

(Must end with the words “Limited Liability Company, “Limited Company” or their abbreviation “LLC,” or “L.C.,”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:
4555 Riverside Drive Palm Beach Gardens, FL 33410	4555 Riverside Drive Palm Beach Gardens, FL 33410

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Edward G. Sabin
Name
4555 Riverside Drive
Florida street address (P.O. Box NOT acceptable)
Palm Beach Gardens FL 33410
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

/s/ Edward G. Sabin
Registered Agent’s Signature (REQUIRED)

(CONTINUED)

Page l of 2

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR”= Manager “MGRIM” = Managing Member

MGR	J. Pat Richardson 56 E. Bell Drive Warsaw, IN 46582

MGR	Bradley J. Tandy 56 E. Bell Drive Warsaw, IN 46582
_____	___________________________
___________________________
___________________________

MGRM	Biomet 3i, Inc. 4555 Riverside Drive Palm Beach Gardens, FL 33410 (Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: _______________________________.

(OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

/s/ Bradley J. Tandy
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Biomet, Inc., by Bradley J. Tandy, Sr. VP, General Counsel and Secretary
Typed or printed name of signee

Filing Fees:

$125.00 Filing Fee for Articles of Organization and Designation
of Registered, Agent
$30.00 Certified Copy (Optional)
$5.00 Certificate of Status (Optional)